Exhibit 3.2

                             FORM OF SPECIAL WARRANT

                            iQ POWER TECHNOLOGY INC.
            (Incorporated under the Canada Business Corporations Act)

NUMBER OF SPECIAL WARRANTS:                                   RIGHT TO ACQUIRE:
     ___________                                         ______ Common Shares

              VOID AFTER 4:30 P.M., PACIFIC TIME, DECEMBER 31, 1998

       SPECIAL WARRANTS AT A PRICE OF US$0.25 TO ACQUIRE COMMON SHARES OF
                            IQ POWER TECHNOLOGY INC.
  EACH SPECIAL WARRANT SHALL BE EXCHANGEABLE, FOR NO ADDITIONAL CONSIDERATION
            ON OR BEFORE 4:30 P.M., PACIFIC TIME, DECEMBER 31, 1998.

            THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE ARE
                        SUBJECT TO TRANSFER RESTRICTIONS

This is to certify that, for value received


is entitled, without payment of any additional consideration, to be issued at any time before 4:30 p.m., Pacific time, December 31, 1998, the number of common shares of iQ Power Technology Inc. (the "Corporation") set out above, by surrendering to iQ Power Technology Inc. at Suite 708-A, 1111 West Hastings Street, Vancouver, British Columbia, V6E 2J3, this Warrant Certificate with a Notice of Exercise in the form set out on the reverse side hereof duly completed and executed. Each Special Warrant entitles the holder to receive one Common shares.

The Special Warrants represented by this Certificate are subject to the terms and conditions referred to on the reverse hereof. The Special Warrants may be transferred by the Holder only in accordance with the terms and conditions of the Special Warrants. The Special Warrants may be exercised only at the offices iQ Power Technology Inc. at Suite 708-A, 1111 West Hastings Street, Vancouver, British Columbia, V6E 2J3.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed.

DATED   at   Vancouver,    British    Columbia   as   of   the   ____   day   of
_______________________, 199__.

iQ POWER TECHNOLOGY INC.

Per:
----------------------------------------------------------
RUSSELL FRENCH, DIRECTOR

TERMS AND CONDITIONS ATTACHED TO THE 1998 SPECIAL WARRANTS ISSUED BY IQ POWER TECHNOLOGY INC.

ARTICLE ONE - INTERPRETATION
----------------------------

Section 1.01 - Definitions

Unless the subject matter or context is inconsistent herewith the terms and conditions herein referred to shall bear the following meanings:

(a) "Company" means iQ Power Technology Inc. until a successor corporation is established in the manner prescribed in Article Seven, and thereafter "Company" shall mean such successor corporation.

(b)  "Company's   Auditors"  means  an  independent  firm  of  accountants  duly appointed as Auditors of the Company.

(c) "Director" means a Director of the Company for the time being, and reference, without more, to action by the Directors means action by the Directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board.

(d) "herein", "hereby" and similar expressions refer to these Terms and Conditions; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions.

(e) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons having a similar meaning.

(f)  "shares"  means  the  common  shares  in  the  capital  of the  Company  as
     constituted  at  the  date  hereof  and  any  shares   resulting  from  any
     subdivision or consolidation of the shares;

(g) "Warrants" means the Special Warrants of the Company issued and presently authorized, as set out in Section 2.01 hereof and for the time being outstanding.

(h) "Warrant Holders" or "Holders" means the bearers of the Warrants for the time being.

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.02 - Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

Section 1.03 - Applicable Law

The rights and restrictions attached to the Warrants shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and shall be treated in all respects as British Columbia contracts.

ARTICLE TWO - ISSUE OF WARRANTS
-------------------------------

Section 2.01 - Issue of 2,300,000 Special Warrants

2,300,000 Special Warrants are authorized to be issued by the Company entitling the holders thereof to acquire, without any further payment, an aggregate of 2,300,000 common shares of the Company (the "Shares").

Section 2.02 - Additional Warrants

The Company may at any time and from time to time do further equity or debt financing and may issue additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Replacement of Lost Warrants

(l) In case a Warrant shall become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant of like date and tenure as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant shall be entitled to all benefits hereunder and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(2) The applicant for the issue of a new Warrant pursuant hereto shall bear the cost of the issue thereof and in case of loss, destruction or theft shall furnish to the Company such evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and shall pay the reasonable charges of the Company in connection therewith.

Section 2.04 - Warrant Holder Not a Shareholder

The holding of a Warrant shall not constitute the holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

ARTICLE THREE - OWNERSHIP AND TRANSFER
--------------------------------------

Section 3.01 - Exchange of Warrants

(l) Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination, of the same Sub-series and date of expiry entitling the holder thereof to acquire an equal aggregate number of Shares on the same terms as the Warrants so exchanged.

(2) Warrants may be exchanged at the office of the Company. Any Warrants tendered for exchange shall be surrendered to the Company and canceled.

Section 3.02 - Charges for Exchange

On exchange of Warrants, the Company, except as otherwise herein provided, may charge a sum not exceeding $1.00 for each new Warrant issued; and payment of such charges and of any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange. Section 3.03 - Ownership of Warrants

The Company may deem and treat the bearer of any Warrant as the absolute owner of such Warrant for all purposes, and shall not be affected by any notice or knowledge to the contrary. The bearer of any Warrant shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such bearer for the Shares issuable upon exercise thereof shall be a good discharge to the Company for the same and neither the Company shall be bound to inquire into the title of any such bearer.

Section 3.04 - Transfer of Warrants

Provided that all applicable securities laws and stock exchange rules are complied with, any Warrant holder may transfer its Warrants in accordance with such reasonable regulations as the Company shall prescribe.

Section 3.05 - Notice to Warrant Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to Warrant holders shall be deemed to be validly given if such notice is published once in the City of Vancouver, such publication to be made in a daily newspaper of general circulation in such City in the English language. Any notice so given shall be deemed to have been given on the date on which it had been published.

ARTICLE FOUR - EXERCISE OF WARRANTS
-----------------------------------

Section 4.01 - Method of Exercise of Warrants

The right to acquire Shares conferred by a Warrant may be exercised by the holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto, to the Company at its principal office in the City of Vancouver.

Each Special Warrant shall be exchangeable, without additional payment, into one fully paid and non-assessable common share of the Company on the following basis:

1. Upon the voluntary exchange of the Special Warrants into common shares as evidenced by the delivery of written notice thereof to the Company and the Trustee by the Special Warrant holder; or

2. Upon the deemed exchange of the Special Warrants into common shares in accordance with the following provisions:

a. The first 40% of the Special Warrants shall be deemed exchanged into common shares upon the later of:

     i.   August 15, 1998,

     ii.  Closing of the issue of the Special Warrants, and

     iii. the acquisition of the issued and outstanding shares of iQ Battery Research & Development GmbH;

b. The next 30% of the Special Warrants shall be deemed exchanged into common shares upon the later of:

     i.   August 30, 1998,

     ii. the deemed exchange of the first 40% of the Special Warrants into common shares, and

     iii. the submission of a Form 1A or Form SB 1 to the United States Securities and Exchange Commission by the Company;

c. The final 30% of the Special Warrants shall be deemed exchanged into common shares upon the later of:

     i.   September 15, 1998,

     ii. the deemed exchange of the first 70% of the Special Warrants into common shares, and

     iii. the filing of a Form 20-F or Form 8A with the United States Securities and Exchange Commission by the Company; and

d. All Special Warrants outstanding at the Expiry Time (as defined below) shall be deemed to have been exchanged into common shares immediately prior to such time.

The holders of the Special Warrants shall have the right to require the Company to repurchase all and not less than all of the Special Warrants not yet exchanged into common shares of the Company (the "Repurchase Rights") for their initial Subscription Price at any time prior to the earlier of the exchange or deemed exchange of the Special Warrants into common shares of the Company and 4:30 p.m. (Pacific Standard Time) December 31, 1998 (the "Expiry Time") by providing written notice to the Company and the Special Warrant Trustee (IPO Capital Corp.) of the exercise of these rights and the number of Special Warrants to be repurchased.

For the purpose of any deemed exchange of Special Warrants, written notice by a duly authorized officer of the Company confirming the condition precedents to exchange have occurred shall be sufficient evidence for the Trustee of the happening of that condition precedent.

Special Warrant holders are entitled to receive the shares which have been issued in the name of the registered holder upon the surrender of the Special Warrant Certificate(s) together with the Exercise Form attached thereto duly completed and executed to the Company. For the purpose of the rights of exchange and repurchase granted hereunder, the certificates for the Special Warrants shall be retained by the Trustee who shall surrender them to the Company upon either the exchange of the Special Warrants thereby represented into common shares of the Company or the exercise of the Repurchase Rights in respect of any given Special Warrants.

Special Warrants may also be offered in the United States in accordance with the available exemptions from the registration and prospectus requirements under the United States federal and state securities legislation and, in addition, may be offered to other "off-shore purchasers".

Section 4.02 - Effect of Exercise of Warrants

(l) Upon exercise or deemed exercise of the Warrants as aforesaid, the Shares so subscribed for shall be deemed to have been issued and such person or persons shall be deemed to have become the holder or holders of record of such Shares on the date of such exercise or deemed exercise.

(2) Within ten business days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, certificates for the appropriate numbers of common shares and Series "C" Warrants and not exceeding those which the Warrant holder is entitled to acquire pursuant to the Warrant surrendered.

Section 4.03 - Exercise of Less than Entitlement

The holder of any Warrants may exercise Warrants for a number of Shares less than the number which he is entitled to pursuant to the surrendered Warrants. In the event of any exercise for a number of Shares less than the number which can be purchased pursuant to a Warrants, the holder thereof upon exercise thereof shall in addition be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which he was entitled to receive pursuant to the surrendered Warrants and which were not then issued.

Section 4.04 - Warrants for Fractions of Shares

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Unit, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of such Shares.

Section 4.05 - Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder shall wholly cease and terminate and such Warrants shall be void and of no further force and effect.

Section 4.06 - Exercise Price

Each Warrant will entitle the holder to receive on the exercise of the Special Warrant, for no additional consideration, one Unit.

Section 4.07 - Adjustment of Exercise Rights

The number of shares within the Shares deliverable upon the exercise of the Warrants shall be subject to adjustment in the event and in the manner following:

(1) If and whenever the common shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of common shares, the number of common shares deliverable as part of the Shares deliverable upon the exercise of the Warrants shall be increased or decreased proportionately as the case may be.

(2) In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company or of the sale of the property with assets of the Company as or substantially as an entirety or of any other company each Warrant shall, after such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale, confer the right to acquire that number of shares or other securities or property of the Company or of the Company resulting from such capital reorganization, reclassification, consolidation, merger, amalgamation or to which such sale shall be made, as the case may be, to which the holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale had the Warrants been exercised, would have been entitled on such capital reorganization, reclassification, consolidation, merger, amalgamation or sale and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article Four with respect to the rights and interest thereafter of the holders of the Warrants to the end that the provisions set forth in this Article Four shall thereafter correspondingly be made applicable as nearly as may reasonably be expected in relation to any shares or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or consolidation of common shares at any time outstanding into a greater or lesser number of common shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph (2).

(3) The adjustments provided for in this Section are to be cumulative and shall apply to successive adjustment events as provided for in this Article Four.

Section 4.08 - Determination of Adjustments

If any questions shall at any time arise with respect to the exercise of the Warrants, such questions shall be conclusively determined by the Company's Auditors or, if they decline to so act, any other independent firm of chartered accountants in Vancouver, British Columbia that the Company may designate and who shall have access to all appropriate records and such determination shall, absent manifest error, be binding upon the Company and the holders of the Warrants.

ARTICLE FIVE - COVENANTS BY THE COMPANY
---------------------------------------

Section 5.01

(1) The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of common shares to satisfy the rights of purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto.

(2) The Company will at all times maintain its existence, will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with applicable law.

ARTICLE SIX - WAIVER OF CERTAIN RIGHTS
--------------------------------------

Section 6.01 - Immunity of Warrant Agent, Shareholders, etc.

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Company or any of the past, present or future officers, employees, or agents of the Company, but only the property of the Company (or a successor corporation) shall be bound in respect hereof.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS
---------------------------------------------------------

Section 7.01 - Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, and they shall, when so directed by these presents, modify the terms and conditions hereof, for any one or more of any of the following purposes:

(1) Adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel for the Company, are necessary or advisable under the circumstances.

(2) Making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any Stock Exchange or House.

(3) Adding to or altering the provisions hereof in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations; and making any modification in the form of the Warrants which does not affect the substance thereof.

(4) For any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

(5) To evidence any succession of any corporation and the assumption of any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Article.

Provided however no such modification of terms and conditions shall extend the period within which the Warrants may be exercised.

Section 7.02 - Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate the same; PROVIDED HOWEVER, that the corporation formed by such consolidation or into which such merger shall have been made or which acquired by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall be a corporation organized and existing under the law of Canada or of the laws of the United States of America, or any Province, State, District or Territory thereof, and shall, simultaneously with such consolidation, amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

Section 7.03 - Successor Corporation Substituted

In case the Company, pursuant to Section 7.02 shall be consolidated, amalgamated or merged with or into any other corporation or corporations, or shall convey or transfer all or substantially all of the properties and estates of the Company as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger or transfer.

                               NOTICE OF EXERCISE

TO:        iQ Power Technology Inc.
           #708-A - 1111 West Hastings Street
           Vancouver, BC  V6E 2J3

The undersigned holder of the Special Warrants evidenced by the within Special Warrant Certificate hereby exercises his right to be issued the common shares (or other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Special Warrant Terms and Conditions mentioned in such Special Warrant Certificate) that are issuable pursuant to such Special Warrants on the terms specified in such Special Warrant Certificate and Special Warrant Terms and Conditions.

The undersigned hereby irrevocably directs that the said common shares be issued and delivered (by mail) as follows:

Name(s) in full               Address(es)                      Number of Shares

--------------------------    -----------------------------    -----------------
--------------------------    -----------------------------    -----------------
--------------------------    -----------------------------    -----------------

(Please print full name in which share certificate is to be issued. If any shares are to be issued to a Person or Persons other than the holder, the holder must pay to the Warrant Agent all applicable transfer taxes or other government charges.)

DATED this _______ day of ______________________, 19___.

----------------------------              -------------------------------------
Witness                                   Signature

Please print below your name and address in full.

Mr.
Mrs.  _______________________        Address  __________________________________
Miss                                          __________________________________
Ms.                                           __________________________________


FThe  Subscriber acknowledges that:                                   CHECK ONE

i.   it is not a U.S.  Person  and that  these  Special  Warrants        -----
     are not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

ii.  it has attached a written  opinion of counsel or other              -----
     evidence satisfactory to the Corporation to the effect that the Securities have been registered under the U.S. Securities
     Act and applicable state securities laws or are exempt from registration thereunder; or

iii. it was an original subscriber for Special Warrants who was a        -----
     U.S. Person at  the  time  of   acquisition   of  such  Special
     Warrants and the representations and warranties made by such person in connection with the acquisition of such Special Warrants remain true and correct on the date of exercise.


                              TERMS AND CONDITIONS

The Special Warrants are issued subject to the Terms and Conditions for the time being governing the holding of the 1998 Special Warrants in the Corporation.